EXHIBIT 99.(a)(1)(C)

NOTICE OF WITHDRAWAL

COMPLETE AND RETURN THIS FORM ONLY IF YOU SUBMITTED A LETTER OF TRANSMITTAL AND HAVE CHANGED YOUR MIND AND YOU
DO NOT WANT TO EXCHANGE ANY OF YOUR ELIGIBLE STOCK OPTIONS

WITHDRAWAL OF TENDER OF OUTSTANDING OPTIONS PURSUANT TO THE OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK OF ALSIUS CORPORATION, DATED JUNE 16, 2008

 THE RIGHT TO WITHDRAW TENDERED OPTIONS PURSUANT TO THE OFFER WILL EXPIRE AT
5:00 P.M., PACIFIC DAYLIGHT TIME, ON JULY 25, 2008 UNLESS THE OFFER IS EXTENDED

PLEASE CAREFULLY REVIEW THE OFFER TO EXCHANGE AND THE OTHER DOCUMENTS INCLUDED
WITH THE OFFER TO EXCHANGE BEFORE SIGNING THIS NOTICE OF WITHDRAWAL

 To Alsius Corporation:

I previously signed, dated and returned a Letter of Transmittal in which I elected to accept the offer to tender outstanding options in exchange for restricted stock units pursuant to the Offer to Exchange Certain Outstanding Options to Purchase Common Stock of Alsius Corporation dated June 16, 2008 (the "Offer"). Defined terms not explicitly defined herein shall have the same definitions as in the Offer.

By submitting this Notice of Withdrawal, I understand that I will not receive any restricted stock units, and I will keep my options to purchase common stock of the Company.  These options will continue to be governed by the Alsius Corporation 2006 Equity Incentive Plan under which these options were granted and the existing option agreements between the Company and me.

I understand that I may change this election, and once again accept the Offer, by delivering a new Letter of Transmittal to the Company in accordance with its instructions prior to 5:00 p.m. Pacific Daylight Time on July 25, 2008.

I have completed and signed the following exactly as my name appears on my original Letter of Transmittal.

I hereby withdraw my acceptance of the Offer.

Signature	Employee ID or Social Security Number

Name (Please print)	Email Address Date and Time

RETURN TO ALSIUS CORPORATION
BY HAND DELIVERY, U.S. MAIL,
OVERNIGHT COURIER, FAX OR E-MAIL
NO LATER THAN 5:00 P.M., PACIFIC TIME, ON JULY 25, 2008